UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2005

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation -- On July 21, 2005, the Board of Directors of the Company approved a Compensation Program for Non-Employee Directors. The components are: (i) an annual retainer of $50,000, (ii) an annual retainer for the Chair of the Audit Committee of $15,000, (iii) an annual retainer for other Committee Chairs of $10,000, (iv) a voluntary deferral of cash Board and Committee retainers, into either deferred stock units (DSUs) to be distributed in shares of Company stock at the earlier of termination of Board service or three years, with the ability to voluntarily defer for a longer period of time, or cash accounts with the same investment options available to employees under the 401(k) plan, (v) an annual equity grant of 2,000 DSUs, (vi) an initial equity grant upon election as a Director of 3,000 DSUs, and (vii) stock ownership (including DSUs) requirement of five times the annual retainer to be attained within 3 years.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2005, Jack B. Moore was elected a senior vice president of the Company. A press release announcing the elected is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 99.1 Press Release of Cooper Cameron Corporation, dated July 22, 2005 -- Cooper Cameron to Restructure Cameron Division.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

July 26, 2005	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cooper Cameron Corporation, dated July 22, 2005 -- Cooper Cameron to Restructure Cameron Division